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EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 6, 2002, relating to the consolidated financial statements, which appears in MedicalCV, Inc.'s Annual Report on Form 10-KSB for the year ended April 30, 2002.

/s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota
July 29, 2002

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CONSENT OF INDEPENDENT ACCOUNTANTS